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                                                                      Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of our report dated February 12, 1998, with respect to the consolidated financial statements of Oglebay Norton Company included in this Annual Report (Form 10-K) for the year ended December 31, 1997:

     Registration Statement Number 33-58819 on Form S-8 dated April 26, 1995 pertaining to the Oglebay Norton Company Director Stock Plan;

     Registration Statement Number 33-29046 on Form S-8 dated June 9, 1989, pertaining to the Oglebay Norton Company Employee Stock Ownership Plan and Trust;

     Registration Statement Number 33-21006 on Form S-8 dated April 21, 1988, pertaining to the Oglebay Norton Company Employee Stock Ownership Plan and Trust.





                                     /s/ ERNST & YOUNG LLP

Cleveland, Ohio
March 24, 1998


                                      I-85